Exhibit 99.1

NEWS

INVESTOR CONTACT:   (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS JANUARY 2007 OPERATIONAL RESULTS

CALABASAS, CA (February 9, 2007) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended January 31, 2007.  Key operational results included the following:

•                  Mortgage loan fundings for the month of January were $37 billion, an increase of 13 percent from January 2006.

–                 Monthly purchase volume of $13 billion was down 8 percent from January 2006.

–                 Home equity loan fundings rose 3 percent from January 2006 to $3.6 billion at January 2007.

–                 Nonprime loan fundings for the month of January were $2.9 billion, as compared to $3.0 billion in January 2006.

–                 On a consolidated basis, Countrywide funded $2.7 billion in pay-option loans during the month as compared to $6.9 billion in January 2006.

–                 It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.

•                  Average daily mortgage loan application activity in January was $2.8 billion, up 17 percent from January 2006.  The mortgage loan pipeline was $59 billion at January 31, 2007 as compared to $57 billion at January 31, 2006.

•                  The mortgage loan servicing portfolio continued to grow, surpassing $1.3 trillion at January 31, 2007.  This is an increase of $190 billion, or 17 percent, from January 31, 2006.

•                  Banking Operations’ assets were $83 billion at January 31, 2007, which compares to $75 billion at January 31, 2006.

•                  Securities trading volume in the Capital Markets segment of $313 billion for January 2007 was down 1 percent when compared to the same month last year.

•                  Net earned premiums from the Insurance segment totaled $112 million, up 16 percent from January 2006.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302  •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“Countrywide’s operational results for January 2007 reflect current mortgage market and seasonal conditions,” said David Sambol, President and Chief Operating Officer.  “Total mortgage loan fundings for the month were up 13 percent year over year, but were down 11 percent on a sequential basis, in part a reflection of normal seasonal effects.  Other operational highlights for the month of January included year-over-year growth in Banking Operations’ assets to $83 billion and expansion of Insurance segment net premiums earned to $112 million.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.  This press release does not constitute an offer of any securities for sale.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended
	January 31 2007	January 31 2006
LOAN PRODUCTION
Number of Working Days in the Period	21	20
Average Daily Mortgage Loan Applications	$2,820	$2,408
Mortgage Loan Pipeline (loans-in-process)	$58,697	$57,351
Commercial Real Estate Loan Pipeline (loans-in-process)	$1,954	$692

Loan Fundings (2):
Retail Lending	$12,647	$10,304
Wholesale Lending	7,155	7,141
Correspondent Lending	16,261	14,233
Capital Markets Purchases	309	955
Banking Operations Purchases (2)	741	151
Total Mortgage Loan Fundings	37,113	32,784
Commercial Real Estate Lending	654	235
Total Loan Fundings	$37,767	$33,019

Total Bank Mortgage Loan Fundings (3)	$15,520	$4,334

Loan Fundings in Units (2):
Retail Lending	70,212	69,073
Wholesale Lending	34,318	34,735
Correspondent Lending	80,195	71,049
Capital Markets Purchases	951	3,777
Banking Operations Purchases (2)	9,395	433
Total Mortgage Loan Fundings	195,071	179,067
Commercial Real Estate Lending	60	26
Total Loan Fundings	195,131	179,093

Total Bank Mortgage Loan Fundings (3)	91,176	32,055

Mortgage Loan Fundings (2)(4):
Purchase	$13,268	$14,449
Non-purchase	23,845	18,335
Total Mortgage Loan Fundings	$37,113	$32,784

Mortgage Loan Fundings by Product (2):
Government Fundings	$1,100	$856
ARM Fundings	$13,748	$16,986
Home Equity Fundings	$3,586	$3,476
Nonprime Fundings	$2,939	$3,042

MORTGAGE LOAN SERVICING (5)
Volume	$1,316,579	$1,126,610
Units	8,277,857	7,500,434
Subservicing Volume (6)	$17,244	$29,141
Subservicing Units	174,330	247,185
Prepayments in Full	$19,126	$13,548
Bulk Servicing Acquisitions	$1,103	$40
Portfolio Delinquency - CHL (7)	4.71%	4.42%
Foreclosures Pending - CHL (7)	0.69%	0.46%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended
	January 31 2007	January 31 2006
LOAN CLOSING SERVICES (units)
Credit Reports	897,918	821,967
Flood Determinations	310,340	275,546
Appraisals	108,450	86,503
Automated Property Valuation Services	539,439	967,896
Other	25,756	15,866
Total Units	1,881,903	2,167,778

CAPITAL MARKETS
Securities Trading Volume (8)	$312,666	$314,858

BANKING
Banking Operations Assets (in billions)	$83	$75

INSURANCE
Net Premiums Earned:
Carrier	$90.7	$79.4
Reinsurance	20.8	17.0
Total Net Premiums Earned	$111.5	$96.4

Period-end Rates
10-Year U.S. Treasury Yield	4.83%	4.53%
FNMA 30-Year Fixed Rate MBS Coupon	5.91%	5.76%

(1)   This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)   During December 2006, the Company began reporting Banking Operations purchases from third parties.Prior months have been restated to reflect these purchases.

(3)   These loans are either processed for Countrywide Bank by the Company’s Mortgage Banking production divisions or purchased from non-affiliates and are included in “Total Mortgage Loan Fundings” above. The amounts include loans funded for both investment purposes and for sale. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)   Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)   Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)   Subservicing volume for non-Countrywide entities.

(7)   Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8)   Includes trades with Mortgage Banking Segment.

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